Exhibit 99.1

NEWS RELEASE

300 Perimeter Park Drive, Suite A	Company Contact:	Investor Relations:
Morrisville, North Carolina 27560	Richard A. Bird, CEO	Deborah K. Pawlowski
919.468.0399	919.468.0399, ext. 224	Investor Relations
	rbird@charlesandcolvard.com	716.843.3908
dpawlowski@keiadvisors.com

FOR IMMEDIATE RELEASE

Charles & Colvard Appoints Dr. Charles D. Lein to Board of Directors

MORRISVILLE, North Carolina, June 29, 2009 - Charles & Colvard, Ltd. (NASDAQ: CTHR), the sole manufacturer of moissanite jewels, The Most Brilliant Jewel in the World, announced today the appointment of Dr. Charles D. Lein to the company’s board of directors. Dr. Lein, retired President and Chief Operating Officer of Stuller, Inc., a world leader in jewelry manufacturing and wholesaling, has more than 27 years of experience in the jewelry, wholesale and retail industries. Dr. Lein’s appointment increases the size of the company’s board of directors to five.

George R. Cattermole, Chairman of the Board, commented, “Dr. Lein’s extensive qualifications, leadership skills, proven business acumen and in-depth understanding of the global jewelry industry, markets, and customers make him a very unique and valued addition to our board. We welcome Dr. Lein to our team and look forward to working with him to expand our markets worldwide and grow our business.”

Charles & Colvard’s strategy is to market moissanite very broadly around the world as a jewel to be desired by everyone for every occasion.

Prior to Stuller, Inc., Dr. Lein spent 12 years in the jewelry industry as Chairman, President and CEO of Black Hills Jewelry Manufacturing Co. in Rapid City, South Dakota, where he was responsible for all operations, including the development of substantial domestic and international markets and account relationships with thousands of independent jewelry retailers and almost all major retail jewelry chains. Prior to the jewelry industry, Dr. Lein held various positions in education, including Dean of the College of Business at Boise State University and became the youngest state university president in the United States, when he was appointed President of The University of South Dakota in 1977.

Dr. Lein has served on a wide range of business and education boards including Albertson’s Inc., where he served for 28 years.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (NASDAQ: CTHR), based in the Research Triangle Park area of North Carolina, is the global sole source of lab-created moissanite, a unique, near-colorless jewel that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability and rarity. Charles & Colvard created Moissanite® is currently used in fine jewelry sold primarily through domestic

~more~

Charles & Colvard Appoints Dr. Charles D. Lein to Board of Directors

June 29, 2009

and international retailers. For more information, please access www.moissanite.com or www.charlesandcolvard.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to products, sales, revenues and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated or implied in these forward-looking statements as a result of many factors, including, but not limited to the recent downturn in the worldwide economy and its ongoing impact on our business and the business of our customers and suppliers, any continued trends in the general economy that would adversely affect consumer spending, a further decline in our sales, dependence on consumer acceptance of the Company’s products, dependence on Cree, Inc. as the current supplier of most of the raw material, ability to develop a material second source of supply, dependence on a limited number of customers, risks of conducting operations in foreign countries, dependence on third parties, continued listing of our common stock on the NASDAQ Global Select Market, the impact of significant changes in our management on our ability to execute our business strategy in the near term and the impact of adverse resolution of legal proceedings on our operating results or financial condition. These and other risks and uncertainties, many of which are addressed in more detail in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, could cause our actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors relevant to our business.

###